Exhibit 5.1

[PATTON BOGGS LLP LETTERHEAD]

January  31, 2014

Board of Directors
Pacific Premier Bancorp, Inc.

17901 Van Karman Avenue, Suite 1200

Irvine, California 92614

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Pacific Premier Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. [333-        ]), and all amendments thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the potential resale from time to time by selling stockholders identified in the Registration Statement of up to [        ] of the Company’s common stock (collectively, the “Common Stock” and all the transactions contemplated by the offering of the Common Stock, (the “Offering”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a specimen certificate representing the Common Stock, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated Bylaws of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

The following opinion is limited in all respects to matters of the State of Delaware relating to corporation law, and we express no opinion as to the laws of any other jurisdiction.

On the basis of the foregoing, we are of the opinion that the Common Stock has been duly authorized, and when issued and delivered against payment therefor as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinions and statements contained in this letter are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Very truly yours,

/s/ PATTON BOGGS LLP